UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS

38TH FLOOR

NEW YORK, NEW YORK 10019

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

June 3, 2026

It is my pleasure to invite you to attend the 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Silvercrest Asset Management Group Inc. (the “Company”), a Delaware corporation, on Wednesday, June 3, 2026, at 10:00 a.m., Eastern Time. The meeting will be held at our New York headquarters, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019.

At the Annual Meeting, stockholders will vote on the following matters, which are further described in the attached proxy statement (the “Proxy Statement”):

1. Election of the nominee named in the Proxy Statement to the Board of Directors (the “Board”) to serve until the 2029 annual meeting of stockholders;

2. Approval of executive compensation in an advisory, non-binding vote;

3. Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for fiscal year 2026; and

4. Action upon such other matters, if any, as may properly come before the meeting.

The Board set April 23, 2026 as the Record Date. Only holders of record of our common stock at the close of business on that day are entitled to vote at our Annual Meeting or any adjournment of our Annual Meeting.

We invite you to attend our Annual Meeting and vote. If you attend our Annual Meeting, you may vote in person, even if you previously voted by proxy.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2026

SILVERCREST ASSET MANAGEMENT GROUP INC.

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2026.

This Proxy Statement and the 2025 Annual Report to Stockholders are available on our internet website at http://ir.silvercrestgroup.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this Proxy Statement, including the election of the nominee named below as a director, the approval of executive compensation in an advisory, non-binding vote; and the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2026. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about April 30, 2026.

When and where will the Meeting be held?

The 2026 Annual Meeting will be held on Wednesday, June 3, 2026, at 10:00 a.m., Eastern Time, at our New York headquarters, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Our headquarters are accessible to persons with disabilities. If you have a disability, we can provide reasonable assistance to help you participate in the Annual Meeting upon request.

Who is soliciting my vote?

Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

What am I voting on?

You are voting on three proposals:

1.
The election of the following nominee to the Board to serve until the 2029 annual meeting of stockholders

(“Proposal No. 1”):

•
Brian D. Dunn

2.
Approval of executive compensation in an advisory, non-binding vote (“Proposal No. 2”).

3.
Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2026 (“Proposal No. 3”).

What are the voting recommendations of the Board?

The Board recommends the following votes:

1.
FOR the director nominee to the Board in Proposal No. 1;
2.
FOR Proposal No. 2; and
3.
FOR Proposal No. 3.

Will any other matters be voted on?

The Board does not intend to present any other matters at the Annual Meeting. We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card authorizes David Campbell and Scott Gerard as proxies, with full power of substitution (“Proxies”), to vote on such matters at their discretion and in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record as of the close of business on April 23, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. Shares of our Class A and Class B common stock vote together as a single class. On the Record Date, there were 7,666,844 and 4,116,639 shares of Class A and Class B common stock outstanding, respectively.

How many votes do I have?

You will have one vote for every share of Company common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your votes.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
By internet at www.voteproxy.com. Follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the webpage.
•
By toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Have your proxy card available when you call and follow the instructions.

•
By completing and mailing your proxy card.
•
By written ballot at the Annual Meeting.

If you vote by internet or telephone, your vote must be received by Tuesday, June 2, 2026, at 10:00 a.m., Eastern Time. Your shares will be voted as you indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR Proposal Nos. 1, 2, and 3.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF NASDAQ’S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO ANY PROPOSAL, EXCEPT FOR PROPOSAL NO. 3, UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.

We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
Entering a new vote by internet or telephone by Tuesday, June 2, 2026, at 10:00 a.m. Eastern Time;
•
Returning a later-dated proxy card;
•
Sending written notice of revocation to our Secretary, David J. Campbell, at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019; or
•
Completing a written ballot at the Annual Meeting.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

Is my vote confidential?

It is the policy of the Company that all proxies, ballots, voting instructions and tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced, except in limited circumstances, including: any contested solicitation of proxies; when required to meet a legal requirement, to defend a claim against the Company; to assert a claim by the Company; or when written comments by a stockholder appear on a proxy card or other voting material.

How are votes counted?

Equiniti Trust Company, our transfer agent, has been appointed by the Board as the inspector of elections for the Annual Meeting. It will tabulate the votes received for the nominee for director and all other items of business at the Annual Meeting. Equiniti Trust Company will separately count, for the proposal to elect a director, votes “For,” “Withhold” and broker non-votes (described below), and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Who pays for soliciting proxies?

We will pay for the cost of preparing, assembling, printing, and mailing this Proxy Statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the Annual Meeting. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name. Our directors, officers, and employees may solicit proxies on our behalf in person, by phone, or by electronic communication. We will reimburse these banks and brokers for their reasonable out-of- pocket expenses for these solicitations. We will pay no additional compensation to our officers, directors, or employees for these activities.

What is the quorum requirement of the Annual Meeting?

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, constitutes a quorum for voting on proposals at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares of our Class A and Class B common stock vote together as a single class. Abstentions and broker non-votes will be treated as present for purposes of establishing a quorum.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker.

If that happens, the bank or broker may vote those shares only on proposals considered “routine.” The only proposal at the Annual Meeting that is considered routine is Proposal No. 3. All of the other proposals are considered “non-routine,” which means that your broker will not have the discretionary authority to vote your shares with respect to such proposals. Shares for which you do not provide voting instructions and a broker lacks discretionary voting authority are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of establishing a quorum.

What vote is required to approve each proposal?

Proposal No. 1. For the election of directors, a nominee for director will be elected if they receive a plurality of the votes of the shares present in person, or represented by proxy, at the Annual Meeting and entitled to vote on such matter at the Annual Meeting. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes for that candidate represent a majority. Withholds and broker non-votes have no effect on the outcome of the proposal.

Proposal No. 2. Approval of our executive compensation in an advisory, non-binding vote requires the affirmative vote of a majority of the votes represented by the shares present in person, or represented by proxy, at the Annual Meeting and entitled to vote on such matter at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Proposal No. 3. Ratification of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented by the shares present in person, or represented by proxy, at the Annual Meeting and entitled to vote on such matter at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

Who can attend the Annual Meeting?

Only stockholders of Silvercrest Asset Management Group Inc. as of the close of business on the Record Date may attend the Annual Meeting.

What do I need to do to attend the Annual Meeting?

If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to provide the legal proxy at the Annual Meeting along with valid picture identification. If you do not receive the legal proxy in time, provide your most recent brokerage statement at the Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

What does it mean if I get more than one proxy card?

It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Equiniti Trust Company, LLC, by phone at (800) 937-5449 or by mail at PO Box 500, Newark, New Jersey 07101.

I own my shares indirectly through my broker, bank or other nominee. Will I receive multiple copies of the annual report, proxy statement and other mailings because more than one person in my household is a beneficial owner? How can I change the number of copies of these mailings that are sent to my household?

If you and other members of your household are beneficial owners, you may receive multiple copies of the annual report and proxy statement and other mailings at your household. You can eliminate this duplication of mailings by contacting your broker, bank or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank or other nominee.

I own my shares directly as a registered owner of Company stock and so do other members of my family living in my household. How can I set the number of copies of the annual report and proxy statement that will be delivered to my household?

Family members living in the same household that are registered owners of Company stock will receive only one copy per household of the annual report, proxy statement and most other mailings. The only item that will be separately mailed for each registered stockholder or account is a proxy card. If you wish to receive separate copies in your name, apart from others in your household, you must contact our transfer agent, Equiniti Trust Company, LLC , by phone at (800) 937-5449 or by mail at PO Box 500, Newark, New Jersey 07101, and request that action. Within 30 days after your request is received, we will send you separate mailings. If, for any reason, you and members of your household receive multiple copies and you want to eliminate the duplications, please also contact Equiniti Trust Company and request that action. That request must be made by each person in the household entitled to receive the materials.

Multiple stockholders live in my household and I want to receive my own copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the Annual Meeting?

You may download them from our internet website, http://ir.silvercrestgroup.com. If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and you are a stockholder of record, we will mail them promptly and free of charge if you request them from our corporate office by phone at (212) 649-0600 or by mail to 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. We cannot guarantee you will receive mailed copies before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Report on Form 8-K within four business days following the Annual Meeting.

What is the deadline for consideration of stockholder proposals or director nominations for the 2027 annual meeting of stockholders?

If you are a stockholder and you want to present a proposal at the 2027 annual meeting of stockholders and have it included in our proxy statement for that meeting, you must submit the proposal in writing to our offices at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019, no later than December 31, 2026. Applicable Securities and Exchange Commission (“SEC”) rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

If you want to present a proposal at the 2027 annual meeting of stockholders (but not have the proposal included in our proxy statement) or to nominate a person for election as a director, you must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our corporate secretary receive written notice from the stockholder of intent to present such proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. Therefore, we must receive notice of such proposal no earlier than February 3, 2027 and no later than March 5, 2027. The notice must contain the information required by our bylaws.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for consideration at the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2027, which is 90 days prior to the anniversary of the previous year’s annual meeting date.

You may obtain a print copy of our bylaws by submitting a request to: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Our bylaws are also available on our website at http://ir.silvercrestgroup.com. Management may vote proxies in its discretion on any matter at the Annual Meeting if we do not receive notice of the matter within the timeframe described above. In addition, any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will vote to elect as director the nominee listed below to serve until our 2029 Annual Meeting of stockholders or until his successor is elected and qualified. The Board has nominated Brian D. Dunn for election as director. The nominee is a current member of the Board. The nominee has consented to being named in this Proxy Statement as a nominee and has agreed to continue to serve as director if elected. There is no family relationship among any of our executive officers or directors. In the normal course of its deliberations, the Board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to the Board and our Company.

The persons named as Proxies in the accompanying form of proxy have advised us that, consistent with the Board’s recommendation, at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the Proxies FOR the election of the nominee named below. If the nominee is unable to serve, or for good cause will not serve, the persons named as proxies may vote for the election of any substitute nominee that the Board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

Nominee for Election to the Board at the 2026 Annual Meeting

Brian D. Dunn, 71, is a current member of the Board. Mr. Dunn joined McLagan Partners (an Aon Hewitt Company), a provider of compensation consulting services, in 1998 and retired as Chairman of McLagan and CEO of Performance, Reward & Talent for Aon Hewitt Consulting Worldwide in December 2015. He is a board member of Spire Technologies and Solutions Private Limited, SullivanCotter which is a private consulting firm focused on the Healthcare sector, and the Live Like Lou Foundation. Mr. Dunn received a B.S. degree summa cum laude from the New York State School of Industrial and Labor Relations at Cornell University and an M.B.A. with highest honors from the Cornell University Graduate School of Management.

Mr. Dunn has over 40 years of experience specializing in incentive and executive compensation and has had several compensation committee relationships with publicly traded companies. His client base was largely financial services firms including many asset managers. Based on his experience and qualifications, Mr. Dunn was elected as a member of the Board, and we believe he should continue as a member of the Board.

Other Current Members of the Board

Richard J. Burns, 66, is a current member of the Board. Mr. Burns founded Blackhall Ventures in 2021 and is currently its General Partner and Chairman of its operating companies. Prior to founding Blackhall Ventures, Mr. Burns co-founded Isis Ventures Partners in 2002 and is currently one of its general partners and Chairman of its operating companies. Prior to co-founding Isis, Mr. Burns was President and Chief Executive Officer of Thomson Financial Media, a company holding the banking, insurance and electronic commerce media assets of The Thomson Corporation. Mr. Burns also previously served as Chief Executive Officer and publisher of Institutional Investor, a leading media business for fund management and finance professionals. Mr. Burns is currently a director on the board of Interaudi Bank, an FDIC-regulated bank based in New York. He serves as Chairman of the bank’s audit committee and is a member of its compliance committee. He also serves as Chairman of the board of Intelligent Security Systems, a leading provider of algorithmic software solutions for the global video intelligence industry. Mr. Burns currently serves on the board of Carnegie Hall, representing New York City Comptroller Mark Levine. Mr. Burns has previously served as a member of the Board of Trustees of the American Museum of Natural History and as a member of the Board of Trustees of the David Rockefeller-founded Americas Society. Mr. Burns was educated at St. John’s College, Oxford University, where he received B.A. and M.A. degrees. He subsequently received his Masters of Science from Columbia University’s Graduate School of Journalism.

Based on his experience and qualifications, Mr. Burns was elected as a member of the Board.

J. Allen Gray, 65, is a Managing Director and current member of the Board. Mr. Gray is responsible for Silvercrest's Institutional business, including consultant and client relations. Mr. Gray has served as a Managing Director of Silvercrest Asset Management Group LLC, our operating subsidiary (“SAMG LLC”) since 2008. Prior to joining Silvercrest, Mr. Gray served as a Managing Partner and a Member of the Management Committee of

Osprey Partners Investment Management, LLC and as President of the Osprey Concentrated Large Cap Value Equity Fund from 1998 to 2008. At Osprey he was responsible for Sales, Marketing and Client Relations. Prior to Osprey Partners, Mr. Gray served as a Managing Director with Radnor Capital Management, a start-up investment firm, where he was responsible for the firm’s sales, marketing and client relations activities from 1989 to 1998. Mr. Gray began his career with Kidder, Peabody & Co. as a financial advisor from 1983 to 1986 before accepting a position with Wheat, First Securities, Inc. as Vice President for institutional equity sales as well as continuing to work as a financial advisor to families and individuals from 1986 to 1989. Mr. Gray received his B.A. in Political Science from Randolph-Macon College.

Mr. Gray has decades of experience in the asset management industry, including leadership experience at Silvercrest. Based on his experience and qualifications, Mr. Gray was elected as a member of the Board.

Darla M. Romfo, 65, is a current member of the Board. Ms. Romfo is a lawyer and a CPA who has had experience working in all three sectors of our economy—private, government and not-for-profit. After working in private practice as an attorney in tax law, Ms. Romfo worked closely as Counsel to two former United States Senators (Senator Kent Conrad and Senator John Breaux) in their roles as members of the Senate Finance Committee, as Legislative Director to each Senator, and with Senator Breaux in his positions within the Senate Democratic Leadership.

Since 1999, Ms. Romfo has served as President and Chief Operating Officer of the Children’s Scholarship Fund, a national not-for-profit dedicated to providing partial scholarships to low-income children to attend private school. Ms. Romfo is a frequent speaker on education and parental choice, and is currently on the boards of Drexel Fund, Brilla College Prep Charter Schools, The Cloisters on the Platte, and Invest in Ed. Ms. Romfo received a B.A. degree in Political Science and a B.S.B.A. degree in Accounting from the University of North Dakota. She subsequently received her J.D. from The George Washington University Law School.

Based on her management, legal and financial experience and qualifications, Ms. Romfo was elected as a member of the Board.

Richard R. Hough III, 56, is our Chairman, Chief Executive Officer and President and a current member of the Board. Mr. Hough has served as Chairman of the Board since November 2015, President of SAMG LLC since January 2012, as its Chief Operating Officer from July 2010 to November 2013 and as its Chief Executive Officer since November 2013. He has been a member of the Company’s Executive Committee since 2007. Mr. Hough, who joined us in 2003, has responsibility for all aspects of our operations, including corporate strategy and development. Mr. Hough recently served as a member of the Executive Committee of and member of the Board of Governors of the Investment Advisor Association, a not-for-profit organization that represents the interests of SEC-registered investment advisor firms. He serves on the advisory board of the New Criterion, a monthly review of the arts and intellectual life. He also serves as chairman of the board of the Institute for Family Studies. He serves on the boards of The Tunison Foundation, National Civic Arts Society, and Christendom College. Mr. Hough graduated with a degree in politics from Princeton University.

Mr. Hough has been involved in the strategy of our Company for more than 20 years. His various leadership roles enable him to provide valuable insight on the strategic direction of the Company. Based on his experience and qualifications, Mr. Hough was elected as a member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE BOARD’S NOMINEE.

CORPORATE GOVERNANCE

Overview

Our Company believes that good corporate governance practices reflect our values and support our strong strategic and financial performance. The compass of our corporate governance practices can be found in our bylaws and our Code of Business Conduct and Ethics, which were adopted by the Board to guide our Company, our Board and our employees. The charter of each standing Committee of the Board, describing the roles and responsibilities delegated to each Committee, can be found at http://ir.silvercrestgroup.com. In addition, the Board has established policies and procedures that address matters such as transactions with related persons and the independence and qualifications of our directors. This “Corporate Governance” section provides insight into how the Board has implemented these policies and procedures to benefit our Company and our stockholders.

Board Composition

The Board currently consists of five directors. Messrs. Burns and Dunn and Ms. Romfo qualify as independent directors under the corporate governance standards of NASDAQ. The Board consists of a majority of independent directors within the meaning of the applicable rules of the SEC and NASDAQ. At least one member, Mr. Burns, has been determined by the Board to be an Audit Committee financial expert within the meaning of applicable SEC and NASDAQ rules.

Staggered Board

The Board is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the current Class I director expires upon the election and qualification of a successor director at this year’s Annual Meeting. The term of the Class I director elected at this year’s Annual Meeting will expire upon the election and qualification of a successor director at the annual meeting of stockholders to be held during the year 2029. The terms of the other directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2027 for the Class II directors and 2028 for the Class III directors.

•
Our Class I director is Mr. Dunn;
•
Our Class II directors are Mr. Hough and Ms. Romfo; and
•
Our Class III directors are Mr. Burns and Mr. Gray.

While the Board is currently composed of five directors, our second amended and restated certificate of incorporation provides that the number of directors serving on the Board shall be fixed from time to time by a resolution of a majority of the Board, provided that the Board shall consist of no fewer than three directors nor more than eleven directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board.

Board Leadership Structure

Richard R. Hough III serves as both Chairman of the Board and Chief Executive Officer. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board does not have a policy mandating the combination or separation of the roles of Chairman of the Board and Chief Executive Officer. The Board has not designated a lead independent director but believes that its leadership structure is appropriate given the active role that the independent directors play on the Board’s standing committees. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Stockholder and Interested Party Communications with the Board

Communications with the Board Generally. Stockholders who desire to communicate with the Board, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to the Board, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not edit or modify any such communication received and will forward each such communication to the appropriate director or directors, as specified in the communication. If the envelope containing a communication that a stockholder wishes to be confidential is conspicuously marked “Confidential,” the General Counsel will not open the communication. Communications will be forwarded by the General Counsel to the Board or any specified directors on a bi-monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity. In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders so that stockholders can communicate with the Board during these meetings. Two of the members of our Board attended the 2025 annual meeting of Stockholders.

Interested Party Communications with our Independent Directors, our Non-Management Directors. Any interested party, including stockholders, who desires to communicate directly with one or more of the independent directors or our non-management directors as a group, including on an anonymous or confidential basis, may do so by delivering a written communication to the independent directors or the non-management directors as a group, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. The General Counsel will not open a communication that is addressed to one or more of our independent directors or our non-management directors as a group and will forward each such communication to the appropriate individual director or group of directors, as specified in the communication. Such communications will not be disclosed to the non-independent or management members of the Board or to management unless so instructed by the independent or non-management directors. Communications will be forwarded by the General Counsel on a bi- monthly basis. The General Counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

Stockholder Engagement

In an effort to further a comprehensive understanding of our executive compensation philosophy and approach and to discuss our business strategy, we initiated targeted engagement efforts in 2025. Our Chief Executive Officer, Chief Financial Officer and members of our Compensation Committee spoke to our most significant institutional stockholders. No issues regarding the structure of our executive compensation program or the amounts of compensation paid were raised during these meetings.

We also regularly engage with our employees, who collectively held approximately 34.9% of our outstanding common stock as of the Record Date. We expect to continue to engage with all of our stockholders on a regular basis to further a comprehensive understanding of, and foster an open dialogue about, our executive compensation program. The Compensation Committee will continue to consider enhancements to the executive compensation program in the future based on the feedback we receive.

The Compensation Committee also considers the results of the Company’s advisory vote on compensation when determining the amount and form of compensation paid to the named executive officers and the structure of the executive compensation program generally. The Compensation Committee values this input from our stockholders.

Nominations for Directors

Identifying Director Candidates. When seeking candidates for election and appointment to the Board, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties, and consider the competency of the Board as a whole. Our Nominating and Corporate Governance Committee considers the current composition of our Board, including diversity, age and skills such as understanding asset management, investment management and finance, when seeking new candidates. We believe the composition of our Board reflects a diversity of skills, professional and personal backgrounds and experience. With respect to the director nominees, the Nominating and Corporate

Governance Committee also focused on the information described in the Board members’ biographical information set forth above.

Stockholder Recommendations for Director Candidates. The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for directors. Stockholder recommendations for a candidate for director should be submitted to: Silvercrest Asset Management Group Inc., Office of the General Counsel, 1330 Avenue of the Americas, 38th Floor, New York, New York 10019.

Retirement Age Policy

It is the general policy of the Company that a director who has attained the age of 72 years during her or his term will not be nominated for reelection or reappointment to the Board. The Nominating and Corporate Governance Committee may grant a waiver for a director to stand for re-election and, if such a waiver is granted, the reasons for that waiver will be disclosed in the relevant proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company maintains Corporate Governance Guidelines that establish a common set of expectations to assist our Board and its committees in performing their duties. A complete copy of our Corporate Governance Guidelines is available on our website at http://ir.silvercrestgroup.com.

We expect and require all of our employees, directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Accordingly, we have adopted a Code of Business Conduct and Ethics, which outlines our commitment to, and expectations for, honest and ethical conduct by all of these persons and parties in their business dealings. A complete copy of our Code of Business Conduct and Ethics is available on our website at http://ir.silvercrestgroup.com. The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K, in each case if such disclosure is required by rules of the SEC or NASDAQ.

Board Evaluations

The Board has an ongoing process in place to regularly assess its performance. A formal evaluation of the Board and its committees is conducted on an annual basis to solicit feedback and determine appropriate action based on that feedback. The Chair of the Nominating and Corporate Governance Committee leads the Board’s evaluation process, which considers the following topics among others: (i) Board and committee oversight responsibilities; (ii) Board and committee composition; (iii) Board and committee effectiveness; (iv) Board and committee materials; and (v) Board and committee meeting effectiveness.

Policy on Related Person Transactions

As a general matter, it is our preference to avoid related person transactions as we recognize that they can present potential or actual conflicts of interest. However, we understand that there are situations where related person transactions may be in the best interests of the Company and our stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or obtains products or services to or from related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, we have adopted a written Company policy for the review, approval or ratification of related person transactions, which is described below.

For the purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year end, and in which any related person had, has or will have a direct or indirect material interest. “Related person” means (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

When we become aware of a person’s status as a beneficial owner of more than 5% of any class of the our voting securities, our General Counsel is required to create a list, to the extent the information is readily available, of (i) if the person is an individual, the same information as is requested of directors and executive officers, and (ii) if the person is a firm, corporation or other entity, a list of principals or executive officers of the firm, corporation or entity, and update the list on a quarterly basis. In the event there is a potential “related person transaction,” such transaction will be evaluated by our Audit Committee and/or Board of Directors in accordance with our policy.

Current Related Person Transactions

We have entered into a registration rights agreement and a tax receivables agreement with our principals, who are the limited partners of Silvercrest, L.P., the managing member of SAMG LLC, our operating subsidiary. Our principals include Messrs. Richard R. Hough III, Scott A. Gerard, David J. Campbell, J. Allen Gray and Matthew Arpano.

Registration Rights Agreement. Pursuant to a resale and registration rights agreement that we entered into with our principals, we filed a registration statement on Form S-3, in 2014, for the sale of the shares of our Class A common stock that are issuable upon exchange of Class B units. The registration statement was also declared effective by the SEC in 2014. Pursuant to this agreement, when Silvercrest L.P. issues any Class B units to its employees, partners or other consultants pursuant to the Amended 2012 Equity Incentive Plan the recipient will be entitled to the same resale and registration rights, and will be subject to the same restrictions, as the principals holding Class B units outstanding after our initial public offering.

Tax Receivable Agreement. We have entered into a tax receivable agreement with our principals, and will enter into a tax receivable agreement with any future holders of Class B units, that requires us to pay them 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control) as a result of the increases in tax basis and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. We expect to benefit from the remaining 15% of cash savings, if any, realized. The tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on an agreed upon value of payments remaining to be made under the agreement. The tax receivable agreement will automatically terminate with respect to our obligations to a principal if a principal (i) is terminated for cause, (ii) breaches his or her non-solicitation covenants with our Company or (iii) voluntarily resigns or retires and competes with our Company in the 12-month period following resignation of employment or retirement, and no further payments will be made to such principal under the tax receivable agreement.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of Directors

The Board met five times during 2025. The Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met five times during 2025. All directors serving during 2025 participated in 100% of the total number of meetings of the Board and committees on which they served. Following each of the meetings of the full Board, the independent directors met in executive session without management participating, for a total of five times in 2025.

Committees of the Board

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised of independent directors in accordance with the listing standards of NASDAQ.

The following table sets forth the names of each current Committee member and the primary responsibilities of each Committee.

Name of Committee and Members for 2026		Primary Responsibilities
Audit Richard J. Burns (Chairman and Audit Committee Financial Expert) Brian D. Dunn Darla M. Romfo	•

Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

	•	Reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
	•	Reviews our financial risk and control procedures, compliance programs regarding risk assessment and management and significant tax, legal and regulatory matters;
•

Appoints our independent registered public accounting firm annually, evaluates its independence and performance, determines its compensation and sets clear hiring policies for employees or former employees of the independent registered public accounting firm; and

	•	Reviews and approves in advance any related person transactions.
Compensation Richard Burns Brian D. Dunn (Chairman) Darla M. Romfo	•	Determines the compensation of the Company’s officers, including the Chief Executive Officer;
	•	Oversees, administers, and makes recommendations to the Board with respect to our cash and equity incentive plans; and
	•	Reviews and makes recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Richard Burns Brian D. Dunn Darla M. Romfo (Chairwoman)	•	Makes recommendations to the Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees as directors;
	•	Advises the Board with respect to the corporate governance principles applicable to us; and
	•	Oversees the evaluation of the Board.

The Board has adopted written charters for each Committee setting forth the roles and responsibilities of each Committee. Each of the charters is available on our website at http://ir.silvercrestgroup.com.

Board’s Role in Risk Oversight

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and other matters presented to the Board. The full Board focuses on certain significant risks facing the Company and on certain aspects of our general risk management strategy. Management is responsible for the day-to-day risk management processes.

The Board exercises its responsibilities periodically as part of its meetings and also through the Board’s three Committees, each of which examines various components of enterprise risk as part of their responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also has primary responsibility for reviewing and discussing our practices regarding risk assessment and management, including any guidelines or policies that govern the process by which we identify, monitor and handle major risks. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk-taking. Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.

Cybersecurity risk management is led by our Chief Information Security Officer (“CISO”), who meets regularly and provide reports to the Board at least annually. The CISO oversees communications with the Board regarding material cybersecurity incidents and provides the Board with a summary of risks from current cybersecurity threats on a regular basis, as well as updates on management’s information security program oversight and maintenance activities, and any material changes to the Company’s information security practices and procedures.

The Board’s role in risk oversight of our Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, with the Board and its Committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systematic and effective approach for identifying, managing and mitigating risks throughout our Company.

DIRECTOR COMPENSATION

Under our director compensation program, each non-employee director receives annual compensation that is comprised of an annual cash retainer of $50,000, an annual equity retainer of $50,000, and an additional $5,000 cash annually per Committee on which the director serves, Committee chairs receive additional cash retainers of $10,000, $5,000 and $5,000 for the chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively. The annual cash retainer is paid quarterly in arrears, and the annual equity retainer is paid in the form of restricted stock units that relate to Class A shares of Silvercrest Asset Management Group Inc. and vest on the third anniversary of the grant date, conditioned upon the director’s continuous service. We offer each of our non-employee directors our investment management services, if they place their funds in a separately managed account with us, at a discounted advisory fee typically associated with these services. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board, Committee and stockholder meetings, including those for travel, meals and lodging. Employee directors do not receive any additional compensation for services as a director.

2025 Director Compensation Table

Information provided in the following table reflects the compensation delivered to our non-employee directors for our fiscal year 2025:

				All
	Fees Earned or		Stock	Other
	Paid in Cash		Awards	Compensation	Total
Name	($)		($)(1)	($)(2)	($)
Richard J. Burns	75,000		50,000	—	125,000
Brian D. Dunn	70,000	(3)	50,000	181,944	301,944
Darla M. Romfo	70,000		50,000	—	120,000

(1)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with restricted stock units in Silvercrest Asset Management Group Inc. calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s restricted stock unit-based awards are all classified as equity instruments. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, Mr. Burns, Mr. Dunn and Ms. Romfo held 5,842, 22,210 and 9,255 restricted stock units, respectively, which vest on the third anniversary of the date of grant.

(2)
Amounts in this column represent the aggregate dollar amount of all other compensation received by the non-employee directors. For 2025, amounts for Mr. Dunn consist of the savings of $181,944 to Mr. Dunn for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company.

(3)
Mr. Dunn elected to receive his cash retainer in the form of Company equity which was paid in the form of 7,571 Class A restricted stock units of Silvercrest Asset Management Group Inc. that vest on the third anniversary of the grant date, conditioned upon the director’s continuous service.

COMPENSATION DISCUSSION AND ANALYSIS

This section summarizes the material elements and principles underlying our compensation policies, including those relating to our named executive officers. It generally describes the manner and context in which compensation is earned by, and awarded and paid to, our management and senior executives, who we refer to as our principals, and provides perspective on the tables and narratives that follow. For fiscal year 2025, the named executive officers of the Company were Richard R. Hough III, Chairman, Chief Executive Officer and President; Scott A. Gerard, Chief Financial Officer; David J. Campbell, General Counsel and Secretary; J. Allen Gray, Managing Director – Institutional Business; and Matthew Arpano, Managing Director and Portfolio Manager.

Except where the context requires otherwise and as otherwise set forth herein, references to “we”, “our” or “Company” in this “Compensation Discussion and Analysis” section refer to Silvercrest Asset Management Group Inc. and its consolidated subsidiaries, including Silvercrest L.P. (“Silvercrest L.P.” or “SLP”), the managing member of SAMG LLC, our operating subsidiary.

Philosophy and Objectives of Compensation Program

Our compensation program is designed to reward past performance at an individual, team, and company level, and encourages future contributions to achieving our strategic goals and enhancing stockholder value. Our method of compensating our principals is intended to meet the following objectives: (i) support our overall business strategy; (ii) attract, retain and motivate top-tier professionals within the investment management industry; and (iii) align the interests of our principals with those of our stockholders.

We believe that, in order to create long-term value for our stockholders, we need a skilled and experienced management team focused on achieving profitable and sustainable financial results, expanding our investment capabilities through disciplined growth, continuing to diversify sources of revenue and delivering superior client service. We depend on our management team to execute the strategic direction of our Company and maintain our standards for ethical, responsible and professional conduct. We also rely on our management team to manage our professionals and distribution channels and provide the operational infrastructure that allows our investment professionals to focus on achieving attractive investment returns and superior client service. In addition, we depend on our management team to encourage an entrepreneurial and collegial business culture.

The elements of our compensation and equity participation programs have contributed to our ability to attract and retain a highly qualified team of professionals. For our principals, we use, and expect to continue to use, cash and equity compensation programs and equity participation in a combination that has been successful for us in the past and that we believe will continue to be successful for us in the future. In addition to cash compensation for our principals, we have recognized performance and value, which we believe enhance our overall compensation objectives, by offering interests in Silvercrest L.P. By doing so, we have enabled our principals to share in the future profits, growth and success of our business.

Our compensation programs are focused on rewarding performance that increases long-term stockholder value, including growing revenues, retaining and expanding existing client relationships, developing new client relationships, developing new products, improving operational efficiency and managing risks. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and adapt these programs as our Company grows in order to enable us to better achieve these, and future, objectives.

Determination of Compensation and Role of Directors and Principals in Compensation Decisions

Our Compensation Committee, which is comprised solely of independent directors, has overall oversight responsibility for our compensation policies, plans and programs. In making its decisions, the Compensation Committee is guided by the recommendations of the Chief Executive Officer regarding the compensation of the other named executive officers. The Compensation Committee, in its sole discretion, determines the compensation of the Chief Executive Officer, including base salary, annual bonus and incentive compensation. Historically, the compensation of our named executive officers is reviewed by the Chief Executive Officer and adjusted by the Compensation Committee as deemed necessary after taking into account both individual and company performance.

We have determined that it is important to encourage or provide a meaningful opportunity to acquire an amount of equity ownership by our principals to help align their interests with those of our Company and its stockholders.

The allocation between cash and non-cash compensation has historically been based on a number of factors, including individual performance, company performance and company liquidity. These determinations vary from year to year. We may decide in future years to pay some or all of short-term and long- term incentives in equity depending upon the facts and circumstances existing at that time. Certain company metrics are considered by the Compensation Committee when determining the compensation of the Chief Executive Officer and by the Chief Executive Officer when determining the compensation of the other named executive officers and are discussed under “Important Metrics”.

We have not adopted specific policies with respect to short-term versus long-term compensation but believe that both elements are necessary for achieving our compensation objectives for all employees. Our base salaries and performance bonuses are targeted to be competitive for all employees. Equity awards for principals reward achievement of strategic long-term objectives, which we believe will contribute toward overall stockholder value.

We have not identified a specific peer group of companies for comparative purposes and have not engaged in formal competitive benchmarking of compensation against specific peer companies. We periodically use compensation consultants and, historically, we have received regular and ongoing input from industry representatives and other market sources through our (1) participation with MFO/RIA peers on Pershing Advisor Solutions, a service which provides a customized approach to understanding the RIA business and a range of solutions to help meet demand; (2) participation in other custodian advisor forums and industry events; (3) review of compensation surveys by companies such as McLagan Partners and The Bower Group, which provide international consulting services to a range of clients; (4) review of industry publications featuring stories on compensation practices and metrics; and (5) review of the Moss Adams Adviser Compensation and Staffing Study, which is prepared by Pershing Advisor Solutions, Moss Adams LLP and IN Advisor Solutions and includes data on hundreds of advisory firms.

Principal Components of Compensation

We have established compensation practices that directly link compensation with individual and company performance, as described below. These practices apply to all of our principals, including our named executive officers. Ultimately, ownership in our Company has been the primary tool we have used to attract and retain senior professionals. As of April 3, 2026, our principals indirectly held approximately 34.9% of the interests in Silvercrest L.P. These interests currently held by our principals entitle them to receive distributions from Silvercrest L.P. The Company entered into employment agreements with Mr. Hough and Mr. Gray in 2018 and 2020, respectively, to enhance the Company’s ability to retain them. The Company has not entered into employment agreements with other members of its senior management. For more details about Mr. Hough’s and Mr. Gray’s employment agreements please see page 21.

In 2025, we provided the following elements of compensation to our principals, with the relative value of each of these components for individual principals varying based on job role and performance: (i) base salary; (ii) annual cash bonus; and (iii) other benefits and perquisites, each of which is described below. In addition, Messrs. Hough, Gerard, and Campbell received restricted stock units (“RSUs”) in 2025.

•
Base Salary. Base salaries are intended to provide the named executive officers with a degree of financial certainty and stability and are determined based on their role and responsibility. The intent behind all salaries is to provide a source of stable and predictable cash flow for each of our principals. For 2025, salaries for each of Mr. Hough and Mr. Gray remained unchanged, and salaries for each of Mr. Gerard and Mr. Campbell increased by approximately 4%. The compensation committee increased Mr. Arpano’s salary for 2025 by approximately 15% in recognition of his appointment to the Company's executive committee. The base salaries of our named executive officers for 2025 are set forth below in our “Summary Compensation Table.”
•
Annual Cash Bonus. Annual cash bonus is determined after the end of each fiscal year and is based on a number of variables that are linked to individual and company-wide performance for that year and over the longer term. For Messrs. Hough, Gerard and Campbell, annual bonus awards are granted strictly on a discretionary basis. For Messrs. Gray and Arpano, who are client-facing principals, annual cash bonuses are determined pursuant to a specific compensation plan whereby revenue is the predominant variable that is measured, but determination of the bonuses is at the discretion of the Compensation Committee with input from the Chief Executive Officer and the Executive Committee. The annual cash incentive compensation awarded to our named executive officers for fiscal year 2025 is set forth below in our “Summary Compensation Table”.
•
Equity Awards. In 2025, the Company granted RSUs to Mr. Gerard. The RSUs will vest and settle in the form of Class B units of SLP. 25% of the RSUs granted vest and settle on each of the first four anniversaries of the grant date. Furthermore, in 2025, the Company granted Mr. Hough non-qualified stock options which will vest and become exercisable into Class B units of SLP. One-third of the non-qualified stock options will vest and become exercisable on each of the first three anniversaries of the grant date.
•
Other Benefits and Perquisites. Each of our employees participates in the employee health benefit programs we maintain, including medical, group life and long-term disability insurance, on the same basis as all other employees, subject to satisfying any eligibility requirements and applicable law. We also provide other perquisites such as an automobile program, by which our Executive Committee members are provided $500 per month toward auto lease or financing payments. In addition, we offer each of our employees our investment management services, if they place their funds in a separately managed account with us, at a discounted advisory fee typically associated with these services. We do not currently have plans to change the levels of perquisites received, but continue to monitor them and may make adjustments from time to time. The perquisites provided to our named executive officers for the fiscal year 2025 are set forth in our “Summary Compensation Table”.

Stock Ownership

While the compensation of our principals has primarily included a set base salary and a discretionary bonus, virtually all of our principals own equity interests in Silvercrest L.P. As stated above, we believe that equity ownership in our Company encourages principals to have a long-term view of our success, and a healthy concern for the entire company, rather than merely improving their own compensation. Principals are incentivized to grow and increase the value of their equity interests by adding to our overall revenue and guarding our expenses in a way that a non-owner would not. All of our principals have been offered multiple opportunities to acquire ownership interests in our Company, and in some cases, have received incentive compensation awards which include such interests.

It is our belief that the equity ownership by our principals ensure that their interests are directly aligned with those of our Company and our stockholders and clients. Since our initial public offering, we have continued to promote broad and substantial equity ownership by our principals. During the time our principals remain employees of Silvercrest L.P., they are required to retain at least 25% of the Class B units in Silvercrest L.P. that they owned on the date of consummation of our initial public offering. Outside of this requirement, our principals are not subject to mandated equity ownership or retention guidelines.

Each holder’s profits percentage is fixed at the date of acquisition of the equity interests in Silvercrest L.P., subject to dilution when additional equity interests in these entities are issued or accretion if existing equity interests in their entities are redeemed and not resold. Under the terms of its second amended and restated limited partnership agreement, Silvercrest L.P. may retain profits for future needs of the partnership.

An equity interest in Silvercrest L.P. also allows the holder to participate in the appreciation or depreciation in the value of Silvercrest L.P., from and after the date of the grant of the equity interest, by participating in defined capital or liquidity events (as defined in the second amended and restated limited partnership agreement) or by redemption following termination of employment. The redemption of these equity interests is described in detail below under “Vesting and Redemption of Silvercrest L.P. Interests.”

In connection with our reorganization in 2013, the terms of the equity interests held by our named executive officers changed in several significant respects. As part of our reorganization, interests in Silvercrest L.P. were exchanged for Class B units of Silvercrest L.P. and shares of our Class B common stock. Class A units in Silvercrest L.P. are held by the Company, which serves as the general partner of Silvercrest L.P. Each Class A unit and Class B unit gives its holder the right to receive a percentage of the current profits of Silvercrest L.P. (as defined in the second amended and restated limited partnership agreement). Following our initial public offering, a substantial portion of the economic return of our principals has continued to be obtained through their equity ownership in Silvercrest L.P. We believe that the continued link between our performance and the economic return to our principals will encourage their continued exceptional performance. In addition, we believe that the restrictions on transfer and the ownership requirements to which our principals are subject serve to align our principals’ interests with those of our stockholders.

As an element of compensation, we intend to grant equity-based awards to those individuals considered to be important to our Company’s future success, primarily, (i) those professionals responsible for the investment performance of our strategies; (ii) those professionals principally responsible for servicing our existing clients and increasing our client base; and (iii) our executive officers.

At December 31, 2025, our named executive officers, other than Mr. Arpano held restricted stock units with profits percentages and non-qualified stock options without profits percentages equity balances in Silvercrest L.P. as follows:

			Equity
			Balance as of
	Profits	2025 Earned	as of
	Percentage (1)	Profits (2)	December 31, 2025 (3)
Richard R. Hough	0.67%	$138,881	$11,885,148
Scott A. Gerard	0.21%	$24,334	$404,988
David J. Campbell	0.02%	$4,106	$47,412
J. Allen Gray	0.07%	$14,703	$130,657

(1)
The amount in this column represents the fully-diluted percentages of the named executive officer, which reflects all Class B Units of Silvercrest L.P. and unvested restricted stock units held by our named executive officers other than Mr. Arpano. Non-qualified stock options that have not been exercised are excluded from profit allocations.
(2)
The amount in this column represents allocations of 2025 profits to the named executive officer pursuant to his respective equity interests related to both vested and unvested restricted stock units. Profits allocations related to the vested and unvested restricted stock units were determined based on the net income of Silvercrest L.P. in 2025. Non-qualified stock options that have not been exercised are excluded from profit allocations.
(3)
The amount in this column represents the respective combined vested and unvested restricted stock unit and non-qualified stock option account balances of our named executive officer that would be paid to the holder following termination of employment under certain circumstances. The amount in this table assumes that the holder’s employment was terminated by death or disability as of December 31, 2025.

Policies and Procedures Regarding Inside and Proprietary Information

The Company’s Policies and Procedures Regarding Inside and Proprietary Information (“Insider Trading Policy”) govern the purchase, sale and certain other dispositions of our securities by directors, officers, other associates. This policy is reasonably designed to promote compliance with insider trading laws, related rules and regulations and any applicable listing standards. While the Company is not subject to the Insider Trading Policy, the Company will comply all applicable federal and state securities laws when engaging in transactions in the Company’s securities. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 16, 2026.

Policy on Hedging and Short Sales

The Company prohibits hedging, short sales and transactions in derivatives of Company securities for all directors and officers of the Company.

Risk Considerations in our Compensation Program

We do not believe that our compensation policies and practices motivate imprudent risk taking. Consequently, we are satisfied that any potential risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our Compensation Committee, which is comprised entirely of independent directors, reviews our compensation plans and policies periodically to ensure proper alignment with overall company goals and objectives. Our Compensation Committee also reviews the risks arising from our compensation policies and practices and assesses whether any such risks are reasonably likely to have a material adverse effect on the Company.

Equity Grant Practices

The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. While we do not have a formal equity grant policy, equity awards granted as part of our annual compensation cycle typically are granted in the second quarter at a regularly-scheduled meeting of the Compensation Committee. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following table shows the annual compensation of our principal executive officer, principal financial officer and the three next most highly compensated executive officers who were serving as executive officers on December 31, 2025. These officers are referred to in this Proxy Statement as the “named executive officers.”

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	Total ($)
Richard R. Hough,	2025	$900,000	$1,400,000	$—	$1,600,000	$139,647	$4,039,647
Chief Executive Officer and President	2024	$900,000	$1,400,000	$500,000	$1,000,000	$188,958	$3,988,958
	2023	$875,000	$1,500,000	$1,500,000	$—	$1,766,698	$5,641,698
Scott A. Gerard,	2025	$391,667	$1,158,000	$158,150	$—	$62,135	$1,769,952
Chief Financial Officer	2024	$375,000	$1,000,000	$200,000	$—	$51,694	$1,626,694
	2023	$375,000	$903,000	$—	$—	$35,802	$1,313,802
David J. Campbell,	2025	$391,667	$875,000	$—	$—	$14,750	$1,281,417
General Counsel and Secretary	2024	$375,000	$874,574	$39,663	$—	$14,341	$1,303,578
	2023	$375,000	$793,265	$—	$—	$11,894	$1,180,159
J. Allen Gray,	2025	$500,000	$1,267,876	$—	$—	$33,026	$1,800,902
Managing Director – Institutional Business	2024	$500,000	$1,678,696	$50,000	$—	$42,808	$2,271,504
	2023	$500,000	$1,850,900	$100,000	$—	$33,237	$2,484,137
Matthew Arpano, Managing Director and Portfolio Manager	2025	$375,000	$3,114,000	$—	$—	$56,411	$3,545,411
	2024	$325,000	$3,091,000	$—	$—	$45,272	$3,461,272

(1)
Amounts represent guaranteed payments made to our named executive officers.
(2)
Amounts represent cash bonuses earned for the fiscal year and paid out in the following year.
(3)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with restricted stock units and non-qualified stock options in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s restricted stock units are all classified as equity instruments. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In prior years, the amounts included in this column reflected the equity awards approved by the Compensation Committee based upon performance for the given fiscal year but granted in the following year. In this Proxy Statement, the amounts for all years in this column reflect the equity awards granted in the given fiscal year.
(4)
Amounts in this column represent the aggregate dollar amount of all other compensation received by the named executive officers. For 2025, amounts for Mr. Hough, consist of cash distributed on account of vested and unvested restricted stock units equal to $129,985, employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Hough equal to $1,565, and the savings of $2,097 to Mr. Hough for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. For 2025, amounts for Mr. Gerard consist of cash distributed on account of vested and unvested restricted stock units equal to $23,445, employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Gerard equal to $1,565, and the savings of $31,125 to Mr. Gerard for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. For 2025, amounts for Mr. Campbell, consist of cash distributed on account of vested and unvested restricted stock units equal to $4,041, employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Campbell equal to $1,565, and the savings of $3,144 to Mr. Campbell for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. For 2025, amounts for Mr. Gray consist of cash distributed on account of vested and unvested restricted stock units equal to $14,490, employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Gray equal to $1,565, and the savings of $10,971 to Mr. Gray for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company. For 2025, amounts for Mr. Arpano consist of employer-paid car allowances equal to $6,000, insurance premiums for life and disability insurance benefiting Mr. Arpano equal to $1,565, and the savings of $48,846 to Mr. Arpano for the discounted advisory fee for investment management services on his funds placed in separately managed accounts with the Company.

Employment Agreements

We do not have employment agreements with any of our named executive officers except for Messrs. Hough and Gray.

Mr. Hough became party to an employment agreement (the “Hough Employment Agreement”) during 2018. The Hough Employment Agreement has an initial term of three years and after such term, will automatically renew for successive periods of one year, unless terminated by either party with 180 days’ written notice prior to the end of the initial term or any renewal term. During the term of the Hough Employment Agreement, Mr. Hough will receive an annual base salary, payable semi-monthly, subject to the review at least annually by the Company’s board of directors or the compensation committee. Based upon such review, Mr. Hough’s salary may be increased, but may not be decreased unless by mutual consent or pursuant to a decrease affecting all senior executives of the Company equally. Mr. Hough also receives an annual cash bonus in an amount determined by the compensation committee in a manner consistent with the Company’s current practice. Mr. Hough receives an annual grant under the Company’s Amended 2012 Equity Incentive Plan in such form and amount as determined by the compensation committee.

Mr. Gray became party to an employment agreement (the “Gray Employment Agreement”) during 2020. The Gray Employment Agreement has an initial term of three years and after such term, will automatically renew for successive periods of one year, unless terminated by either party with 180 days’ written notice prior to the end of the initial term or any renewal term. During the term of the Gray Employment Agreement, Mr. Gray will receive an annual base salary, payable semi-monthly, subject to the review at least annually by the Company’s Chief Executive Officer (“CEO”). Based upon such review, Mr. Gray’s salary may be increased, but not decreased, unless by mutual consent or pursuant to a decrease affecting all senior executives of the Company equally. Mr. Gray also receives an annual cash bonus in an amount determined in accordance with the formula in the Gray Employment Agreement. Mr. Gray is also eligible to receive grants under the Company’s Amended 2012 Equity Incentive Plan in such form and amount as determined by the Company.

As limited partners of Silvercrest L.P., pursuant to the terms of the second amended and restated limited partnership agreement with Silvercrest L.P., none of our named executive officers may, while employed and during the one-year period following termination of employment by the employee, without good reason, (i) contact any of our clients or vendors or otherwise solicit any of our clients or vendors to terminate their relationship with us; (ii) accept any business from any of our clients with whom the employee dealt while at our Company; or (iii) hire any of our employees.

Grants of Plan-Based Awards in Fiscal Year 2025

The following table sets forth information relating to restricted stock units and non-qualified stock options in Silvercrest L.P. granted to our named executive officers in 2025.

All
		All	Other
		Other	Option Awards:
		Stock	Number of
		Awards:	Securities	Grant Date
		Shares Of	Underlying	Fair Value
	Grant	Stock Or	Options	Of Stock
Name	Date	Units (#) (1)	(#) (2)	Awards ($) (3)
Richard R. Hough	12/10/25	—	509,481	$1,600,000
Scott A. Gerard	12/3/25	10,922	—	$158,151
David J. Campbell	—	—	—	$—
J. Allen Gray	—	—	—	$—
Matthew Arpano	—	—	—	$—

(1)
These RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.
(2)
These options vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(3)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718, or ASC 718, associated with restricted stock units in Silvercrest L.P calculated pursuant to ASC 718. Pursuant to ASC 718, Silvercrest L.P. recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Silvercrest L.P.’s restricted stock units are all classified as equity instruments. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year End 2025

The following table sets forth information relating to unexercised stock options and unvested equity interests in Silvercrest L.P. issued to our named executive officers that remained outstanding on December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Richard R. Hough	—	509,481	$15.29	12/10/35	25,598	$388,826
	93,176	186,353	$14.65	5/1/2034	41,254	$626,648
	86,764	—	$10.18	5/1/2030	19,747	$299,961
Scott A. Gerard	—	—	$—	—	10,922	$165,905
	—	—	$—	—	10,239	$155,530
	—	—	$—	—	5,501	$83,553
David J. Campbell	—	—	$—	—	2,030	$30,839
	—	—	$—	—	1,091	$16,572
J. Allen Gray	—	—	$—	—	2,560	$38,883
	—	—	$—	—	2,751	$41,780
	—	—	$—	—	3,291	$49,994
Matthew Arpano	—	—	$—	—	—	$—

(1)
For Mr. Hough, the 25,598 restricted stock units vest on each of May 1, 2026, 2027 and 2028, the 41,254 restricted stock units vest on each of April 3, 2026 and 2027, and the remaining 19,747 restricted stock units vest on November 1, 2026,. For Mr. Gerard, the 10,922 restricted stock units vest in four equal installments on each of December 3, 2026, 2027, 2028 and 2029, the 10,239 restricted stock units vest on each of May 1,

2026, 2027, and 2028, and the remaining 5,501 restricted stock units vest on each of April 3, 2026 and 2027. For Mr. Campbell, the 2,707 restricted stock units vest on each of May 1, 2026, 2027 and 2028, and the remaining 1,091 restricted stock units vest on each of April 3, 2026 and 2027. For Mr. Gray, the 2,560 restricted stock units vest on each of May 1, 2026, 2027 and 2028, the 2,751 restricted stock units vest on each of April 3, 2026 and 2027, and the remaining 3,291 restricted stock units vest on November 1, 2026.
(2)
Represents (i) $15.19 per unit, which is the effective per unit value as of December 31, 2025, multiplied by (ii) the number of unvested units.

Option Exercises and Stock Vested During the Year Ended December 31, 2025

The following table sets forth information concerning interests in Silvercrest L.P. acquired upon the vesting of restricted stock units and the exercise of options held by the named executive officers during the year ended December 31, 2025.

	Option Awards		Equity Awards
	Number of	Value	Number of	Value
	L.P. Interests	Realized	L.P. Interests	Realized
	Acquired	on	Acquired	on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)
Richard R. Hough	—	$—	48,907	$765,525
Scott A. Gerard	—	$—	6,163	$96,882
David J. Campbell	—	$—	1,222	$19,213
J. Allen Gray	—	$—	5,520	$84,543
Matthew Arpano	—	$—	—	$—

Pension Benefits

We do not sponsor or maintain any defined benefit pension or supplemental executive retirement benefits for the benefit of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control. In determining amounts payable, we have assumed in all cases that the termination of employment occurred on December 31, 2025.

Severance and Other Benefits

Except for Messrs. Hough and Gray, we do not offer or have in place any formal retirement, severance, or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. Our other named executive officers, therefore, would not be entitled to receive any payments in the event of a termination of employment and/or a change in control. Our named executive officers are all employed on an “at will” basis, which enables us to terminate their employment at any time. Under certain circumstances, our other named executive officers may be offered severance benefits to be negotiated at the time of termination.

In the event that Mr. Hough’s employment terminates without Cause (as defined in the Hough Employment Agreement) or is terminated by Mr. Hough for “Good Reason” (as defined in the Hough Employment Agreement) then, pursuant to the Hough Employment Agreement, Mr. Hough will be entitled to certain amounts and benefits (subject to execution of a release of claims), including:

•
earned but unpaid base salary as of the date of termination, any earned but unpaid bonuses for prior years (other than in the case of a termination for Cause) and benefits payable under Silvercrest’s employee benefit plans (“Accrued Obligations”);

•
payment of a cash amount equal to two times the sum of the annual base salary, as in effect at termination, plus the average of the annual bonuses paid to Mr. Hough for the three fiscal years immediately prior to the year of termination (the “Average Bonus”) paid over 24 months following the termination date (with the potential for acceleration in the event of a termination of employment 180 days prior to or two years following a Change in Control (as defined in the Hough Employment Agreement));
•
payment, for the year of termination, of an amount (prorated in the case of any partial year) equal to the higher of the annual bonus Mr. Hough would have received for that year and the Average Bonus;
•
cash reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums (or an amount equal to the Company’s portion of Mr. Hough’s COBRA premiums sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Mr. Hough’s employment, subject to Mr. Hough’s timely election of such COBRA coverage;
•
cash reimbursement for the cost of six (6) months of senior executive level outplacement services using a provider selected by Mr. Hough, up to an aggregate cost of $50,000;
•
full vesting of time-based equity awards; and
•
vesting of performance-based awards based on actual performance.

In the event of termination of employment due to Mr. Hough’s Disability (as defined in the Hough Employment Agreement) or death, pursuant to the Hough Employment Agreement, Mr. Hough will be entitled to:

•
Accrued Obligations;
•
the Average Bonus;
•
full vesting of time-based equity awards; and
•
vesting of performance-based awards based on actual performance.

In the event that Mr. Gray’s employment terminates without Cause (as defined in the Gray Employment Agreement) or is terminated by Mr. Gray for “Good Reason” (as defined in the Gray Employment Agreement) then, pursuant to the Gray Employment Agreement, Mr. Gray will be entitled to certain amounts and benefits (subject to execution of a release of claims), including:

•
earned but unpaid base salary as of the date of termination, any earned but unpaid bonuses for prior years (other than in the case of a termination for Cause) and benefits payable under Silvercrest’s employee benefit plans (“Accrued Obligations”);
•
payment of a cash amount equal to two times the sum of the annual base salary, as in effect at termination, plus the average of the annual bonuses paid to Mr. Gray for the three fiscal years immediately prior to the year of termination (the “Average Bonus”) paid over 24 months following the termination date (with the potential for acceleration in the event of a termination of employment 180 days prior to or two years following a Change in Control (as defined in the Gray Employment Agreement));
•
payment, for the year of termination, of an amount (prorated in the case of any partial year) equal to the higher of the annual bonus Mr. Gray would have received for that year and the Average Bonus;
•
cash reimbursement of the Company’s portion of Mr. Gray’s COBRA premiums (or an amount equal to the Company’s portion of Mr. Gray’s COBRA premiums sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Mr. Gray’s employment, subject to Mr. Gray’s timely election of such COBRA coverage;
•
cash reimbursement for the cost of six (6) months of senior executive level outplacement services using a provider selected by Mr. Gray, up to an aggregate cost of $50,000;
•
full vesting of time-based equity awards; and
•
vesting of performance-based awards based on actual performance.

In the event of termination of employment due to Mr. Gray’s Disability (as defined in the Gray Employment Agreement) or death, pursuant to the Gray Employment Agreement, Mr. Gray will be entitled to:

•
Accrued Obligations;
•
the Average Bonus;

•
full vesting of time-based equity awards; and

Vesting of performance-based awards based on actual performance.

Vesting of Restricted Stock Units and Stock Options

The Company granted restricted stock units to Mr. Gerard in 2025, to Messrs. Hough, Gerard, Campbell and Gray in 2024, and to Messrs. Hough and Gray in 2023. The restricted stock units vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.

Each restricted stock unit also entitles the holder to receive distributions from Silvercrest L.P. in the same amounts and at the same times as the holder would have received the distributions had the Class B units underlying the restricted stock units been issued on the date of grant.

In 2025 and 2024, the Company granted non-qualified options to Mr. Hough that vest in three equal installments on each of the first, second and third anniversaries of the grant date.

As provided below, in certain circumstances these equity awards may become vested in connection with a termination of employment or a change in control.

Treatment upon Termination of Employment

Voluntary Resignation other than for Good Reason and Termination with Cause

All restricted stock units and non-qualified stock options are automatically forfeited upon a voluntary resignation other than for Good Reason, as defined in Mr. Hough’s Employment Agreement and Mr. Gray’s Employment Agreement or termination with cause. The right to receive dividend equivalents on the restricted stock units also terminates upon a termination of employment for the reasons stated above.

	Termination
	Without	Termination		Termination
	Cause	Upon		Upon
	or for	Death	Termination	Change
	Good	or	Upon	Of
Name	Reason (1) (2)	Disability	Retirement	Control

Richard R. Hough III	$7,527,122	$2,748,769	$1,315,435	$1,315,435
Scott A. Gerard	$-	$404,988	$404,988	$404,988
David J. Campbell	$-	$47,412	$47,412	$47,412
J. Allen Gray	$6,039,816	$1,729,815	$130,657	$130,657

Involuntary Termination without Cause or for Good Reason

(1) Mr. Hough:

In the event that Mr. Hough’s employment was terminated without Cause (as defined in the Hough Employment Agreement) or was terminated by Mr. Hough for “Good Reason” (as defined in the Hough Employment Agreement) as of December 31, 2025, then, pursuant to the Hough Employment Agreement, Mr. Hough would have been entitled to the following amounts and benefits (subject to execution of a release of claims):

•
payment of a cash amount equal to $1,800,000, which equals two times Mr. Hough’s annual base salary as in effect at the time of termination;
•
payment of a cash amount equal to $2,866,667, which equals two times the Average Bonus;
•
payment of $1,433,333, which represents the higher of the annual bonus Mr. Hough would have received for 2025 and the Average Bonus;
•
payment of $61,687 for reimbursement of the Company’s portion of Mr. Hough’s COBRA premiums;
•
payment of $50,000 towards senior executive level outplacement services; and
•
full vesting of time-based equity awards equal to $1,315,435.

(2) Mr. Gray:

In the event that Mr. Gray’s employment was terminated without Cause (as defined in the Gray Employment Agreement) or was terminated by Mr. Gray for “Good Reason” (as defined in the Gray Employment Agreement) as of December 31, 2025, then, pursuant to the Gray Employment Agreement, Mr. Gray would have been entitled to the following amounts and benefits (subject to execution of a release of claims):

•
payment of a cash amount equal to $1,000,000, which equals two times Mr. Gray’s annual base salary as in effect at the time of termination;
•
payment of a cash amount equal to $3,198,315, which equals two times the Average Bonus;
•
payment of $1,599,157, which represents the higher of the annual bonus Mr. Gray would have received for 2025 and the Average Bonus;
•
payment of $61,687 for reimbursement of the Company’s portion of Mr. Gray’s COBRA premiums;
•
payment of $50,000 towards senior executive level outplacement services; and
•
full vesting of time-based equity awards equal to $130,657.

Other named executive officers:

Upon an employee’s involuntary termination without Cause by us, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled. The value of the restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2025 would have been $404,988, $47,412 and $0 for Messrs. Gerard, Campbell and Arpano, respectively.

Involuntary Termination due to Death or Disability

Mr. Hough:

In the event of termination of employment on December 31, 2025 due to Mr. Hough’s Disability (as defined in the Hough Employment Agreement) or death, pursuant to the Hough Employment Agreement, Mr. Hough would have been entitled to:

•
payment of an Average Bonus of $1,433,333; and
•
full vesting of time-based equity awards equal to $1,315,435.

Mr. Gray:

In the event of termination of employment on December 31, 2025 due to Mr. Gray’s Disability (as defined in the Gray Employment Agreement) or death, pursuant to the Gray Employment Agreement, Mr. Gray would have been entitled to:

•
payment of an Average Bonus of $1,599,157; and
•
full vesting of time-based equity awards equal to $130,657.

Other Named Executive Officers:

Upon an employee’s death or disability, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled. The value of the restricted stock units of our other named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2025 would have been $404,988, $47,412, and $0 for Messrs. Gerard, Campbell, and Arpano, respectively.

Retirement

Upon the retirement by the employee, all restricted stock units become fully and immediately vested. In addition, the right to receive dividend equivalents on the restricted stock units will continue until the restricted stock units are settled. The value of the restricted stock units of our named executive officers that would have been accelerated assuming the event described in this paragraph occurred on December 31, 2025 would have been $1,315,415, $404,988, $47,412, $130,657 and $0 for Messrs. Hough, Gerard, Campbell, Gray and Arpano, respectively.

Change in Control

All of the restricted stock units automatically vest in full upon the consummation of a change in control transaction (as defined in the unit award agreement). The value of the restricted stock units of our named executive officers that would have been accelerated assuming the events described in this paragraph occurred on December 31, 2025 would have been $1,315,415, $404,988, $47,412, $130,657 and $0 for Messrs. Hough, Gerard, Campbell, Gray and Arpano, respectively.

Vesting and Redemption of Silvercrest L.P. Interests

Unless otherwise determined by the Board, in its sole discretion, or previously agreed to by the holder, his or her permitted transferees and us, if a holder of Silvercrest L.P. Class B units is terminated for cause, the holder (and, to the extent of any Class B units, transferred to his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and, at our option, Silvercrest L.P. would have the right to redeem all of the vested Class B units collectively held by the holder and his or her permitted transferees for a purchase price equal to the lesser of (i) the aggregate capital account balance in Silvercrest L.P. of the holder and his or her permitted transferees and (ii) the purchase price paid by the terminated holder to first acquire the Class B units. In addition to the redemption described above, any holder terminated for cause will cease to receive any payments required to be made to the holder under the tax receivable agreement.

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock from December 31, 2020 through December 31, 2025, with the cumulative total return of the Standard & Poor’s 500 Stock Index and the S&P U.S. BMI Asset Management & Custody Banks Index. The S&P U.S. BMI Asset Management & Custody Banks Index is a composite of 36 publicly traded asset management companies prepared by S&P Global Market Intelligence, Centennial, Colorado. The graph assumes the investment of $100 in our Class A common stock and in each of the two indexes on December 31, 2020 and the reinvestment of all dividends, if any.

Total Return Performance
Silvercrest Asset Management Group Inc.
S&P 500 Index
S&P U.S. BMI Asset Management & Custody Banks Index
Index Value
250
200
150
100
50
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25

Pay Versus Performance

The Dodd-Frank Wall Street Reform Act and Consumer Protection Act and the compensation disclosure rules of the SEC require us to disclose the following information regarding “compensation actually paid” to our named executive officers and certain financial performance measures. The dollar amounts for “compensation actually paid” (or “CAP”) are calculated in accordance with Item 402(v) of Regulation S-K. For information on our compensation policies and decisions regarding compensation paid to our named executive officers, including how we align executive compensation with Company performance, see the “Compensation Discussion and Analysis” section above.

Average
Summary
			Compensation	Average
			Table	Compensation	Value of Fixed $100
	Summary	Compensation	Total	Actually Paid	Investment Based on:
	Compensation	Actually	for Non-PEO	to Non-PEO		Peer Group		Diluted
	Table Total	Paid to	Named Executive	Named Executive	Total	Total		Adjusted
	For PEO	PEO	Officers	Officers	Shareholder	Shareholder	Net	Earnings
	($)	($)	($)	($)	Return	Return	Income	Per Share
Year	(b)(1)	(c)(1)	(d)(2)(6)	(e) (2)	(f) (3)	(g)(3)	(h)(4)	(i)(5)

2025	$4,039,647	$4,715,744	$2,099,420	$1,954,060	$136.13	$211.25	$8,059	$0.91
2024	$3,988,958	$10,951,495	$2,132,884	$2,024,982	$182.25	$232.43	$15,709	$1.10
2023	$5,641,698	$3,173,747	$1,809,663	$1,809,119	$159.91	$211.89	$15,183	$1.12

(1)
Mr. Hough was the PEO for all three years in the table. As shown in the table below, Compensation Actually Paid (“CAP”) to the PEO for each year in the table was calculated by starting with the Summary Compensation Table (“SCT”) total compensation for the PEO, deducting the date of grant fair value of stock awards and stock options shown in the SCT, and adding (or subtracting) (i) the fair value of stock awards and stock options that were granted in the year and remained outstanding and unvested at the end of the year; (ii) the change in fair value of stock awards that were granted in prior years and still outstanding and unvested at the end of each respective year; (iii) the change in fair value of stock awards that were granted in prior years and vested during each respective year; (iv) the dollar value of distributions payable on stock awards during each respective year; and (v) the dollar value of stock awards forfeited in each respective year. During the years shown in the table, no awards were granted and vested in the same year.

Value
				Change in		of
			Fair Value	Fair Value	Change in	Distributions
		Date of Grant	of Stock Awards	of Stock Awards	Fair Value	Paid	Value
		Fair Value	Granted to PEO	Granted to PEO	of Stock Awards	to PEO	of
	Summary	of All	in Current Year	in Prior Years	Granted to PEO	on Unvested	Stock Awards	Compensation
	Compensation	Stock Awards	and Outstanding	and Outstanding	in Prior Years	Stock Awards	Forfeited	Actually
	Table Total	to	as of	as of	and Vested	in	in	Paid to
	For PEO	PEO	December 31	December 31	in Current	Current	Current	PEO
	($)	($)	($)	($)	Year	Year	Year	$
Year	(b)(1)	(c)(1)	(d)(1)(6)	(e) (1)	(f) (1)	(g)(1)	(h)(1)	(i)(1)

2025	$4,039,647	$(1,600,000)	$7,739,016	$(3,882,974)	$(1,709,931)	$129,985	$-	$4,715,744
2024	$3,988,958	$(1,500,000)	$5,768,189	$4,677,331	$(1,283,744)	$183,952	$(883,190)	$10,951,495
2023	$5,641,698	$(1,500,000)	$1,402,636	$(890,515)	$(1,576,205)	$96,133	$-	$3,173,747

(2)
For 2025 and 2024, Messrs. Gerard, Campbell, Gray and Arpano were the Non-PEO Named Executive Officers (“NEOs”). For 2023, Messrs. Gerard, Campbell, Messina and Gray were the Non-PEO NEOs. As shown in the table below, CAP for the Non-PEO NEOs for each year in the table was calculated by starting with the average SCT total compensation for the Non-PEO NEOs, deducting the average date of grant fair value of stock awards and stock options shown in the SCT, and adding (or subtracting) (i) the average fair value of stock awards and stock options that were granted in the year and remained outstanding and unvested at the end of the year; (ii) the average change in fair value of stock awards that were granted in prior years and still outstanding and unvested at the end of each respective year; (iii) the average change in fair value of stock awards that were granted in prior years and vested during each respective year; and (iv) the average dollar value of distributions payable on stock awards during each respective year. During the years shown in the table, no awards were granted and vested in the same year, or were forfeited.

				Change in		Average
				Average		Value
			Average	Fair Value	Change in	of
			Fair Value	of Stock Awards	Average	Distributions
		Date of Grant	of Stock Awards	Granted to	Fair Value	Paid
	Average	Average Fair Value	Granted to Non-PEO	Non-PEO	of Stock Awards	to Non-PEO	Average
	Summary	of All	Named Executive	Named Executive	Granted to Non-PEO	Named Executive	Compensation
	Compensation	Stock Awards	Officers	Officers	Named Executive	Officers	Actually
	Table Total	to	in Current Year	in Prior Years	Officers	on Unvested	Paid to
	For Non-PEO	Non-PEO	and Outstanding	and Outstanding	in Prior Years	Stock Awards	Non-PEO
	Named Executive	Named Executive	as of	as of	and Vested	in	Named Executive
	Officers	Officers	December 31	December 31	in Current	Current	Officers
	($)	($)	($)	($)	Year	Year	$
Year	(b)(2)	(c)(2)	(d)(2)(6)	(e) (2)	(f) (2)	(g)(2)	(h)(2)

2025	$2,099,420	$(39,538)	$41,476	$(116,420)	$(41,374)	$10,494	$1,954,060
2024	$2,132,884	$(72,416)	$90,902	$(56,492)	$(82,592)	$12,696	$2,024,982
2023	$1,809,663	$(20,000)	$63,526	$13,592	$(62,552)	$4,891	$1,809,119

(3)
See “Performance Graph” as disclosed in the “Compensation Discussion and Analysis” section above.
(4)
Net income for 2025, 2024 and 2023 included GAAP fair value adjustments to various contingent purchase price consideration arrangements of $0, 12,000, and $22,000, respectively. Net income for 2023 included a non-recurring variable compensation payment of $1,667,350 paid to Mr. Hough related to the difference between the number of non-qualified stock options granted to Mr. Hough as determined in prior years using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input.
(5)
See “Appendix A - Non-GAAP Financial Information and Reconciliations” to this 2026 Proxy Statement.
(6)
Fair value of stock awards and stock options included in Compensation Actually paid to the PEO and Average Compensation paid to the NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on March 16, 2026 and this proxy statement. Any changes to stock award and stock option fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on the Company’s updated stock price at the respective measurement dates.

Relationship between Compensation Actually Paid disclosed in the Pay Versus Performance table, and other table elements

CAP to Mr. Hough was lower in 2025 relative to 2024 largely resulting from the change in the fair value of unvested stock awards granted to Mr. Hough. Also, cumulative total shareholder return was lower in 2025 relative to 2024. CAP to Mr. Hough was higher in 2024 relative to 2023 largely resulting from the change in the fair value of unvested stock awards granted to Mr. Hough. Also, cumulative total shareholder return was higher in 2024 relative to 2023. CAP to Mr. Hough was incrementally higher in 2023 relative to 2022 largely resulting from a non-recurring variable compensation payment of $1,667,350 paid to Mr. Hough related to the difference between the number of non-qualified stock options granted to Mr. Hough as determined in prior years using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input. Otherwise, CAP to Mr. Hough and cumulative total shareholder return were both lower in 2023 relative to 2022. The incremental decrease in PEO CAP from 2022 to 2023 was largely the result of the decrease in the Company’s stock price in relation to a consistent level of stock awards granted in both years. Diluted Adjusted Earnings Per Share decreased from 2024 to 2025, 2023 to 2024, and 2022 to 2023 primarily as a result of higher cash compensation as a percentage of revenue due to both investments in new portfolio managers as they develop client relationships and investments in staff related to various global initiatives. The negative impact of markets on revenue also impacted Adjusted Earnings Per Share in 2023. Changes in the average NEO CAP over the reported period were primarily because of fluctuations in the fair value of stock awards granted and the number of awards granted changed from year to year.

Changes in both directions in the Company’s stock price contributed to changes in PEO CAP and also drove changes in the Company’s Total Shareholder Return (“TSR”) in 2025, 2024 and 2023. At the end of the three-year period, the Company’s cumulative TSR ended lower than the cumulative TSR of the Company’s 2025 Peer Group. Changes in the average NEO CAP over the three-year period reflect changes in the TSR.

Net Income decreased from 2024 to 2025 and remained relatively flat from 2023 to 2024, directionally in line with the PEO CAP with the exception of 2023 where the increase in the Company’s stock price increased the change in fair value of unvested stock grants to Mr. Hough. Net income for 2023 included a non-recurring variable compensation payment of $1,667,350 paid to Mr. Hough related to the difference between the number of non-qualified stock options granted to Mr. Hough as determined in prior years using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input. Net income for 2025, 2024 and 2023 included GAAP fair value adjustments to various contingent purchase price consideration arrangements of $0, $12,000 and $22,000, respectively. Changes in the average NEO CAP over the reported period were primarily because of fluctuations in the fair value of stock awards granted and the number of awards granted changed from year to year.

1 See “Appendix A - Non-GAAP Financial Information and Reconciliations” to this 2026 Proxy Statement.

Important Metrics

Our Compensation Committee strongly believes that the performance of the Company’s Chief Executive Officer cannot be determined purely formulaically. It is important for the Committee to set objective goals, standards and priorities for the CEO and review certain consistent key business metrics. Some of those are set forth below. But the Committee uses its judgment, knowledge and understanding of the business of the Company, considering and balancing a number of factors, when evaluating the effectiveness of his performance and determining appropriate compensation. Moreover, for a company the size of Silvercrest, from year to year, and even within a given year, it is sometimes necessary to adjust and adapt business priorities in the best interests of the Company and its stockholders.

The Compensation Committee acknowledges the results of the Company’s recent non-binding shareholder voting on say-on-pay matters. Before and after those votes, the Company reviewed its compensation practices with large shareholders and sought feedback. In 2025, the Committee engaged management to discuss the results of the non-binding voting, and the Board approved a firm-wide formal remuneration policy.

Some of the objective criteria the Committee routinely considers when determining compensation for the CEO and in reviewing compensation being paid to the named executive officers includes but is not limited to the following:

•
Adjusted Diluted Earnings per Share1;
•
Revenue;
•
Adjusted EBITDA1;
•
Adjusted EBITDA %1;
•
Discretionary assets under management

CEO Pay Ratio

In 2025, the compensation of Mr. Hough, our Chief Executive Officer and President, was approximately 16 times the median pay of our employees, resulting in a 16:1 CEO Pay Ratio.

We identified our median employee by examining 2025 total compensation for all individuals, excluding Mr. Hough, who were employed by our firm as of December 31, 2025, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We define “total compensation” as the aggregate of base salary, cash bonus, other cash compensation and the grant date fair value of equity incentive compensation awards.

After identifying the median employee based on total compensation, we calculated total compensation in 2025 for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table for 2025.

As illustrated in the table below, our 2025 CEO Pay Ratio is 16:1:

	Mr. Hough	Median Employee
Base Salary ($)	$900,000	$149,000
Cash Bonus ($)	$1,400,000	$98,000
Other Cash Compensation ($)	$139,647	$—
Stock Awards ($)	$1,600,000	$—
Total ($)	$4,039,647	$247,000

CEO Pay Ratio		16:1

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 31, 2025.

Number of
shares
remaining
available
for
	Number of shares	Weighted-average	future
	to be	exercise price	issuance
	issued	of outstanding	under
	upon exercise of	options,	equity
	outstanding options,	warrants, and	compensation
	warrants, and rights	rights	plans
Equity compensation plans approved by stockholders	1,060,096	$14.91	1,766,101
Equity compensation plans not approved by stockholders	—	—	—
Total	1,060,096	$14.91	1,766,101

INFORMATION CONCERNING OUR NON-DIRECTOR EXECUTIVE OFFICERS

The following table provides information about our non-director executive officers.

Name	Age	Position
Scott A. Gerard	58	Chief Financial Officer
David J. Campbell	57	General Counsel and Secretary
Matthew Arpano	57	Managing Director, Portfolio Manager

Our executive officers are elected by and serve at the discretion of the Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of our non-director executive officers.

Scott A. Gerard is our Chief Financial Officer. Mr. Gerard has served as Chief Financial Officer of SAMG LLC since 2010. Prior to joining Silvercrest, Mr. Gerard was Chief Financial Officer of Brand Connections, LLC, a private equity-backed marketing and media company from December 2008 through November 2009. Previously, he was Chief Financial Officer of Guideline, Inc., a publicly-held business research firm. Prior to Guideline, Mr. Gerard was a Division Controller with Citigroup Inc. and began his career with KPMG LLP. Mr. Gerard is a Certified Public Accountant and received a B.S. in accounting from the University of Buffalo.

David J. Campbell is our General Counsel and Secretary. Mr. Campbell has served as the General Counsel of SAMG LLC since 2009. Prior to joining Silvercrest, Mr. Campbell served as a Managing Director and Associate General Counsel at Jefferies & Company, Inc. from 2006 to 2009. Mr. Campbell began his career at DLJ Securities Corporation, where as a Senior Vice President he provided advice and counsel to DLJ’s Pershing Division, Investment Services Group and DLJdirect. In 2001, he joined the law firm of Bressler, Amery & Ross, P.C., where he was a partner. He graduated with a B.A. from The George Washington University and a J.D. from Villanova University School of Law.

Matthew Arpano is a Managing Director and Portfolio Manager of equity and fixed-income portfolios and has held that position since 2006. He is the portfolio manager of our Core International equity strategy, and a member of the firm’s Executive and Management Committees. Previously, Mr. Arpano served in a similar capacity at Morgan Stanley in New York, where he began his investment career in 1992. Mr. Arpano earned an M.B.A. from the University of Miami. He graduated summa cum laude from the University of Rhode Island, where he was an economics major and a catcher for the baseball team. He is a member of the Economics Club of New York, and a commercial, instrument rated pilot.

PROPOSAL NO. 2

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company is required to provide a say-on-pay advisory vote under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the compensation disclosure rules of the SEC. Accordingly, the Company is providing its stockholders with the opportunity to endorse or not endorse the Company’s executive compensation programs and policies through the following “say-on-pay” resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules and regulations of the SEC, including the summary compensation tables and narrative discussion is hereby APPROVED.”

As discussed in the “Compensation Discussion and Analysis” disclosures beginning on page 16, the Company designs its compensation programs to provide that its executives are compensated in a manner consistent with the Company’s strategy, competitive practice, internal equity and fairness and stockholder interests. Executive compensation is based to a significant extent on individual and Company-wide performance. The Company encourages stockholders to closely review the disclosures under “Compensation Discussion and Analysis” including the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2025” table set forth on pages 16 through 32 of this proxy statement.

The stockholder vote on this resolution is advisory only and will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision of the Board or the Compensation Committee, nor create or imply any additional fiduciary duty of the members of the Board or the Compensation Committee. The Compensation Committee may, however, consider the outcome of the vote when considering future executive compensation arrangements.

Approval of this resolution requires the affirmative vote of a majority of the votes represented by the shares present in person, or represented by proxy, at the Annual Meeting and entitled to vote on the matter at the Annual Meeting. Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

We believe that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2027 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NON-BINDING ADVISORY

RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS

DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 3, 2026 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The following table sets forth information known to us regarding the ownership of our common stock as of April 3, 2026 by:

•
each person or entity that beneficially owns more than five percent of our common stock;
•
each member of the Board;
•
each of our executive officers named in the “Summary Compensation Table” included in the Executive “Compensation Discussion and Analysis” section of this Proxy Statement; and
•
all directors and executive officers as a group.

The percentages of common stock beneficially owned are based on 7,666,844 and 4,116,639 and 11,783,483 shares of our Class A, Class B and total common stock outstanding, respectively, on April 3, 2026.

	Class		Class
	A		B		Total
	Shares beneficially owned		Shares beneficially owned		Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
BlackRock Portfolio Management LLC (1)	448,648	5.9%	—	—	3.8%
50 Hudson Yards, New York, NY 10001
New York, NY 100001

BlackRock, Inc. (2)	608,544	7.9%	—	—	5.2%
50 Hudson Yards, New York, NY 10001
New York, NY 100001

Executive Officers, Directors and Others
Richard R. Hough III	688,136	8.2%	678,550	16.5%	5.8%
Scott A. Gerard	141,259	1.8%	141,159	3.4%	1.2%
David J. Campbell	75,685	*	75,585	1.8%	*
J. Allen Gray	161,717	2.1%	118,822	2.9%	1.4%
Matthew Arpano	321,159	4.1%	95,134	2.3%	2.7%
Richard J. Burns	15,011	*	—	—	*
Brian D. Dunn	37,505	—	—	—	*
Darla M. Romfo	6,848	*	—	—	*
All executive officers and Directors as a group (8 persons)	1,447,320	16.9%	1,109,250	26.9%	12.3%

* Less than 1%

** Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, whereby the reporting person is considered to beneficially own shares of our Class A common stock by virtue of the ability, generally, to exchange Class B units of Silvercrest L.P. for shares of our Class A common stock on a one-for-one basis. In accordance with Rule 13d-3, in determining the percentage ownership, only those shares issuable to the reporting person upon an exchange of partnership units are considered to be outstanding, in addition to the already outstanding shares of Class A common stock. As a result, the beneficial ownership percentage may not reflect the reporting person’s actual voting or economic interest in the Company.

(1)
The number of shares owned is based on information included in the Schedule 13G/A filed by BlackRock Portfolio Management LLC (“BlackRock Portfolio”) with the SEC on October 17, 2025. According to the Schedule 13G/A, BlackRock Portfolio has sole dispositive power over 448,648 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 402,752 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.
(2)
The number of shares owned is based on information included in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 24, 2025. According to the Schedule 13G/A, BlackRock has sole dispositive power over 608,544 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 599,159 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2026

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2026. You are being asked to ratify the appointment by our Audit Committee of Deloitte as our independent registered public accounting firm for fiscal year 2026. Deloitte has served as the Company’s independent registered accounting firm since 2006.

Members of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If Deloitte should decline to act or otherwise become incapable of acting, or if Deloitte’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for fiscal year 2026.

2025 and 2024 Audit and Tax Compliance Fees

Aggregate fees for professional services rendered for us by Deloitte, and its affiliates, for the fiscal years ended December 31, 2025 and 2024 are set forth below.

	2025	2024
Audit Fees (a)	$832,804	$793,408
Audit-related Fees (b)	—	—
Tax Compliance Fees (c)	36,936	88,140
All Other Fees (d)	2,063	2,063
Total Fees	$871,803	$883,611

(a)
Audit fees consist of fees for professional services provided in connection with the annual audit and interim reviews of our consolidated financial statements, comfort letters, consents and other services related to SEC and other regulatory filings.
(b)
Audit related fees consist of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Audit Fees.
(c)
Tax compliance fees consist of fees for professional services in connection with a limited scope review of the Company’s U.S. federal, state, and local income tax returns and Singapore transfer pricing consulting services.
(d)
All other fees consist of the annual cost of a technical accounting database subscription provided by Deloitte or its affiliates.

The Audit Committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee approved all services provided by Deloitte during 2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2026.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and operate pursuant to a written charter approved by the Board. We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NASDAQ listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has determined that the Audit Committee’s current chairman, Mr. Richard J. Burns, is the Audit Committee “financial expert”, as defined by SEC rules.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm Deloitte & Touche LLP (“Deloitte”) is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States. Our responsibility is to monitor and review this process. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing any expert or special assurance as to the Company’s financial statements, or any professional certification as to Deloitte’s work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report on the Company’s financial statements.

In the 2025 fiscal year we met four times. During 2025, we:

•
appointed Deloitte & Touche LLP to continue to serve as the independent registered public accounting firm for fiscal year 2025;
•
met with management and the independent accountants to review and discuss the Company’s critical accounting policies and significant estimates;
•
met regularly with the independent accountants outside the presence of management;
•
reviewed and discussed the quarterly reports prior to filing with the SEC;
•
reviewed and discussed the quarterly earnings press releases;
•
reviewed the processes by which risk is assessed and mitigated; and
•
completed all other responsibilities under the Audit Committee charter.

We have reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025 with management. We have discussed with Deloitte the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X, which includes a review of significant accounting estimates and the Company’s accounting practices. In addition, we have received written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and discussed with Deloitte their firm’s independence.

Based upon our discussion with management and Deloitte, and our review of the representations of management and Deloitte, we recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025.

We considered whether Deloitte’s provision of audit-related and tax compliance services to the Company is compatible with maintaining Deloitte’s independence and have determined the provision of such audit-related and tax compliance services are compatible with Deloitte's independence. Accordingly, we have approved retention of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2026.

We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended no changes.

THE AUDIT COMMITTEE

Richard J. Burns, Chairman

Brian D. Dunn

Darla M. Romfo

OTHER MATTERS

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

A copy of our 2025 annual report to stockholders is being sent to our stockholders together with this Proxy Statement.

By order of the Board of Directors,

David J. Campbell

General Counsel and Secretary

New York, New York

April 30, 2026

APPENDIX A - NON-GAAP FINANCIAL INFORMATION AND RECONCILIATIONS

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following tables contain reconciliations of net income to Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (amounts in thousands except per share amounts).

	Year Ended December 31,
Reconciliation of non-GAAP financial measure:	2025	2024	2023
Net income	$15,709	$15,709	$15,183
GAAP Provision for income taxes	4,563	4,563	4,310
Delaware Franchise Tax	200	200	200
Interest expense	144	144	421
Interest income	(1,432)	(1,432)	(946)
Depreciation and amortization	4,146	4,146	4,014
Equity-based compensation	1,916	1,916	1,627
Other adjustments (A)	855	855	2,069
Adjusted EBITDA	$26,101	$26,101	$26,878
Adjusted EBITDA Margin	21.1%	22.9%	22.9%
Adjusted Net Income and Adjusted Earnings Per Share
Reconciliation of non-GAAP financial measure:
Net income	$15,709	$15,709	$15,183
GAAP Provision for income taxes	4,563	4,563	4,310
Delaware Franchise Tax	200	200	200
Other adjustments (A)	855	855	2,069
Adjusted earnings before provision for income taxes	21,327	21,327	21,762
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(5,545)	(5,545)	(5,658)

Adjusted Net Income	$15,782	$15,782	$16,104

GAAP net income per share (B):
Basic and diluted	$1.00	$1.00	$0.96

Adjusted earnings per share/unit (B):
Basic	$1.15	$1.15	$1.16
Diluted	$1.10	$1.10	$1.12

Shares/units outstanding:
Basic Class A shares outstanding	9,376	9,376	9,479
Basic Class B shares/units outstanding	4,373	4,373	4,431
Total basic shares/units outstanding	13,750	13,750	13,910

Diluted Class A shares outstanding (C)	9,413	9,413	9,515
Diluted Class B shares/units outstanding (D)	4,945	4,945	4,820
Total diluted shares/units outstanding	14,358	14,358	14,335

(A) Other adjustments consist of the following:
	Year Ended December 31,
	2025	2024	2023
Acquisition costs (a)	$—	$—	$5
Severance	393	393	71
Other (b)	462	462	1,993
Total other adjustments	$855	$855	$2,069

(a ) In 2023, represents professional fees of $5 related to the acquisition of Cortina.

(b ) In 2025, represents an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, legal fees of $355 related to our application for licensure in the EU, Tax Receivable Agreement adjustment of ($98), recruiting fees of $16 related to our EU initiative, legal and other professional fees of $90 related to other international initiatives, sign-on bonuses paid to certain employees of $67, rent expense of $60 and the accrual for an earnout bonus of $3,924. In 2024, represents a fair value adjustment to the Neosho contingent purchase price consideration of $12, an ASC 842 (see Note 2. “Summary of Significant Accounting Policies”) rent adjustment of $192 related to the amortization of property lease incentives, Tax Receivable Agreement adjustment of ($78), sign on bonuses paid to certain employees of $188, professional fees of $53 related to a transfer pricing project, legal fees of $46, data conversion costs of $27 and software implementation costs of $22. In 2023, represents a variable compensation payment of $1,667 related to the difference between the number of non-qualified stock options granted to an existing Class B unit holder as determined using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input, Tax Receivable Agreement adjustment of $2, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, moving costs of $35, software implementation costs of $35, professional fees related to a transfer pricing project of $37, legal fees related to the startup of a fund of $2, a fair value adjustment to the Neosho contingent purchase price consideration of $24 and a fair value adjustment to the Cortina contingent purchase price consideration of ($2).

(B)	GAAP net income per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)	Includes 46,556 and 37,109 unvested restricted stock units at December 31, 2025 and 2024, respectively.
(D)	Includes 137,765 and 205,079 unvested restricted stock units and 875,774 and 366,293 non-qualified stock options at December 31, 2025 and 2024, respectively.

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 3, 2026 Class A GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.ir.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10030300000000000000 7 060326 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE” IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as director of the nominee listed below. Brian D. DunnFOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE NOMINEE: 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2026 Annual Meeting of Stockholders, a Proxy Statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 3, 2026 Class A GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.ir.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10030300000000000000 7 060326 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE” IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as director of the nominee listed below. Brian D. DunnFOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE NOMINEE: 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2026 Annual Meeting of Stockholders, a Proxy Statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 3, 2026 Class A PROXY VOTING INSTRUCTIONS INTERNET -Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy cardavailable when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or +1-201-299-4446 worldwide from any touch- tone telephone and follow the instructions. Have your proxy cardavailable when you call. Vote online or by phone until 10:00 a.m. Eastern Time the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelopeprovided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. GO GREEN -e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today at equiniti.com/us/ast-access. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.ir.silvercrestgroup.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 10030300000000000000 7 060326 Signature of Stockholder Date: Signature of Stockholder Date: To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2026 Annual Meeting of Stockholders, a Proxy Statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE” IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as director of the nominee listed below. Brian D. Dunn NOMINEE: FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class A Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2026, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1330 Avenue of the Americas, 38th Floor, New York, NY 10019, on June 3, 2026, at 10:00 a.m. Eastern Time, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2026, will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR THE NOMINEE” in the election of the nominee for director (Proposal 1), “FOR” Proposals 2 and 3, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 3, 2026 Class B GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.ir.silvercrestgroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10030300000000000000 7 060326 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEE” IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as director of the nominee listed below. Brian D. DunnFOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE NOMINEE: 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2026 Annual Meeting of Stockholders, a Proxy Statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF SILVERCREST ASSET MANAGEMENT GROUP INC. June 3, 2026 Class B PROXY VOTING INSTRUCTIONS INTERNET -Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy cardavailable when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or +1-201-299-4446 worldwide from any touch- tone telephone and follow the instructions. Have your proxy cardavailable when you call. Vote online or by phone until 10:00 a.m. Eastern Time the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelopeprovided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. GO GREEN -e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutter COMPANY NUMBER ACCOUNT NUMBER and paper waste. Enroll today at equiniti.com/us/ast-access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING: The Notice of Meeting, proxy statement and proxy card are available at www.ir.silvercrestgroup.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 10030300000000000000 7 060326 Signature of Stockholder Date: Signature of Stockholder Date: To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEE” IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as director of the nominee listed below. Brian D. DunnFOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE NOMINEE: 2. Approval of executive compensation in an advisory, non-binding vote. 3. The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of 2026 Annual Meeting of Stockholders, a Proxy Statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders. FOR AGAINST ABSTAIN Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 1330 Avenue of the Americas, 38th Floor New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Campbell and Scott A. Gerard as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class B Common Stock of SILVERCREST ASSET MANAGEMENT GROUP INC. held of record by the undersigned on April 23, 2026, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1330 Avenue of the Americas, 38th Floor, New York, NY 10019, on June 3, 2026, at 10:00 a.m. Eastern Time, or any adjournment or postponement thereof. The shares of stock you hold as of the close of business on April 23, 2026, will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR THE NOMINEE” in the election of the nominee for director (Proposal 1), “FOR” Proposals 2 and 3, and otherwise in accordance with the best judgment of the proxy holder upon other matters that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1 14475